Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 29, 2000 relating to the financial statements and financial statement schedule, which appears in Arrow International, Inc.'s Annual Report on Form 10-K for the year ended August 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 20, 2000